Exhibit 99.1

FNB CORPORATION AND VIRGINIA FINANCIAL

GROUP, INC. TO COMBINE IN A MERGER OF EQUALS

Christiansburg and Charlottesville, Virginia. July 26, 2007 — FNB Corporation (FNB) (NASDAQ:FNBP) and Virginia Financial Group, Inc. (VFG) (NASDAQ:VFGI) announced today that they have entered into a definitive agreement to combine in a merger of equals transaction, creating the largest independent bank holding company headquartered in the Commonwealth of Virginia.

Under the terms of the merger agreement, FNB shareholders will receive 1.5850 shares of VFG common stock for each of their shares of FNB common stock, with each share of VFG common stock becoming one share of common stock of the resulting holding company. FNB and VFG will consolidate their banking subsidiaries into one state-chartered bank. Both the resulting holding company and its banking subsidiary will be renamed and will initially consist of 67 full-service banking offices, total assets of over $3 billion and total deposits of approximately $2.6 billion. In addition, the resulting company’s combined trust and wealth management unit will have approximately $1 billion in assets under management. The resulting holding company will be headquartered in Charlottesville, Virginia, with its banking subsidiary and operations center headquartered in Christiansburg, Virginia. The resulting holding company will be governed by a Board of Directors of up to 24 directors, with equal representation from FNB and VFG. The banking subsidiary’s Board of Directors will also have equal representation from FNB and VFG. Current FNB President and Chief Executive Officer William P. Heath, Jr. will serve as Chairman of the Board for the resulting holding company. Current VFG President and Chief Executive Officer O. R. Barham, Jr. will serve as President and Chief Executive Officer for the resulting holding company. Gregory W. Feldmann, current FNB Chief Operating Officer and President and Chief Executive Officer of FNB’s subsidiary, First National Bank, will serve as President and Chief Executive Officer of the resulting banking subsidiary. Raymond D. Smoot, Jr., current Chairman of the Board of FNB’s First National Bank, will serve as Chairman of the Board of the resulting banking subsidiary. Current VFG Executive Vice President and Chief Operating Officer Litz Van Dyke will serve as Executive Vice President and Chief Operating Officer for the resulting holding company, and current VFG Executive Vice President and Chief Financial Officer Jeffrey W. Farrar will serve as Executive Vice President and Chief Financial Officer for the resulting holding company.

The merger is subject to customary closing conditions, including approval by VFG’s and FNB’s shareholders and by both companies’ regulatory agencies. The merger, which is expected to yield approximately $9.4 million in annual cost savings for the resulting holding company and banking subsidiary, is anticipated to be completed during the last quarter of 2007. Combined transaction costs for FNB and VFG are estimated at $8.5 million and are expected to be incurred in 2007.

“This combination will create the largest independent bank holding company based in Virginia, and will enable us to better leverage resources and enhance our ability to achieve greater earnings and balance sheet growth. We see this transaction as a unique opportunity to bring two very compatible companies together in a combined company that will be much stronger than the sum of its parts. VFG and FNB have earned reputations as high quality community-focused banks with solid infrastructures that provide excellent service to their customers. While there is no overlap between our branch networks, we operate in contiguous regions of Virginia. Our people are our strength, and both companies have empowered them to make decisions that fulfill our customers’ needs,” said Bill Heath, President and Chief Executive Officer of FNB.

“VFG and FNB share similar cultures and visions for the future. We look forward to integrating the companies and creating a strong platform for expanding the combined company’s branch network and ultimately seeking acquisition opportunities and merger partners. We believe our customers will appreciate the expanded geographic footprint, and the communities we serve will benefit from our enhanced ability to compete in the marketplace. Our employees will be partnered with a larger, more vibrant company with more opportunities for advancement, and we believe our shareholders will benefit from significant increased earnings opportunities. The merger will provide a combination of both fast growing and stable markets across a contiguous franchise,” said Ed Barham, President and Chief Executive Officer of VFG.

FNB was advised by Davenport & Company LLC, which rendered a fairness opinion to the FNB Board of Directors, and Troutman Sanders LLP served as legal advisor to FNB. VFG was advised by Sandler O’Neill + Partners L.P., which rendered a fairness opinion to the VFG Board of Directors, and LeClair Ryan, A Professional Corporation served as legal advisor to VFG.

About the Companies

VFG is the holding company for Planters Bank & Trust Company of Virginia in Staunton; Second Bank & Trust in Culpeper; and Virginia Commonwealth Trust Company in Culpeper. VFG is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. VFG maintains a network of 40 branches and two loan production offices serving Northern, Central and Southwest Virginia. It also maintains five trust and investment service offices in the same markets. The common stock of VFG is traded on the NASDAQ Global Select Market under the symbol “VFGI.”

FNB is the holding company for First National Bank, headquartered in Christiansburg and operating 27 full-service branches and two loan production offices. FNB offers a range of commercial and retail banking products and services including checking, savings and time deposits, individual retirement accounts, merchant bankcard processing, residential and commercial mortgages, home equity loans, consumer installment loans, agricultural loans, small business, and FHA and SBA guaranteed loans, commercial loans, lines and letters of credit as well as trust services and investment products. The common stock of FNB is traded on the NASDAQ Global Select Market under the symbol “FNBP.”

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, VFG will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of VFG common stock to be issued to the shareholders of FNB. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of VFG and FNB seeking their approval of the merger. In addition, each of VFG and FNB may file other relevant documents concerning the proposed merger with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VFG, FNB AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Virginia Financial Group, Inc., 1807 Seminole Trail, Suite 104, Charlottesville, Virginia 22901, Attention: Investor Relations (telephone: (434) 964-2217) or FNB Corporation, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068, Attention: Investor Relations (telephone: (540) 382-6042) or by accessing VFG’s website at http://www.vfgi.net under “SEC Filings and Other Documents” or FNB’s website at http://www.fnbonline.com under “Investor Relations/SEC Filings.” The information on VFG’s and FNB’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

VFG and FNB and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of VFG and/or FNB in connection with the merger. Information about the directors and executive officers of VFG is set forth in the proxy statement for VFG’s 2007 annual meeting of shareholders filed with the SEC on March 28, 2007. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2007 annual meeting of shareholders filed with the SEC on March 30, 2007. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Caution Regarding Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of VFG and FNB intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of VFG and FNB and the resulting company, include but are not limited to: (1) the businesses of VFG and/or FNB may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by VFG or FNB with the SEC. VFG and FNB undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.